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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Penton Media, Inc. 401(k) Retirement Savings Plan (the "Plan") on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Preston L. Vice, Member, Administrative Committee of Penton Media Inc., Retirement Savings Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of Section 13(a)
                or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.


/s/  PRESTON L. VICE
------------------------------------
Preston L. Vice
Chief Financial Officer and
Member of Administrative Committee of
Penton Media Inc., Retirement Savings Plan

June 27, 2003






A signed original of this written statement required by Section 906 has been provided to Penton Media Inc., the Plan sponsor, and will be retained by Penton Media, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.











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